UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2020
Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600, Houston, Texas 77057-2261
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value	CCI.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01—OTHER EVENTS

Crown Castle International Corp. (“Company”) is filing this Current Report on Form 8-K to update the information related to trends affecting our business that was previously disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2019 filed in our Annual Report on Form 10-K for that year.
As the novel coronavirus (COVID-19) continues to spread and significantly impact the United States, public and private sector policies and initiatives intended to reduce the transmission of COVID-19 (“Initiatives”), such as the imposition of travel restrictions, mandates from federal, state and local authorities to avoid large gatherings of people, quarantine or “shelter-in-place,” the promotion of social distancing and the adoption of work-from-home and online learning by companies and institutions, could impact our operations.  Among other things, COVID-19 and the Initiatives could (1) adversely affect the ability of our suppliers and vendors to provide products and services to us, (2) result in decreased demand for our communications infrastructure, and (3) make it more difficult for us to serve our customers, including as a result of delays or suspensions in the issuance of permits or other authorizations needed to conduct our business. In addition, in recent weeks, the continued spread of COVID-19 and the Initiatives have led to disruption and volatility in the global capital markets, which could increase our cost of capital and adversely impact our access to capital.
We are taking a variety of measures to ensure the availability of our critical infrastructure, promote the safety and security of our employees and support the communities in which we operate. These measures include providing support for our customers as reflected in the FCC’s “Keep Americans Connected” pledge, requiring work-from-home arrangements and travel restrictions for our employees where practicable, canceling physical participation in meetings, events and conferences, and other modifications to our business practices. We may take further actions as may be required by governmental authorities or that we determine are in the best interests of our employees, customers and business partners.
Due to the speed with which the situation is developing and factors beyond our knowledge or control, including the duration and severity of COVID-19 and the Initiatives as well as third-party actions taken to contain its spread and mitigate its public health effects, at this time we cannot estimate or predict the impact of COVID-19 or the Initiatives on our business, financial position, results of operations or cash flows, particularly over the near to medium term, but the impact could be material.
Cautionary Language Regarding Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements and information that are based on the current expectations of the management of the Company. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as “may,” “should,” “could,” “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predict,” “positioned,” and any variations of these words and similar expressions are intended to identify such forward looking statements.
The forward-looking statements included in this report are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is indicated in such forward-looking statements and include the impact of COVID-19 and other factors described from time to time in our filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.
By:	/s/ Kenneth J. Simon
	Name:	Kenneth J. Simon
	Title:	Senior Vice President and General Counsel

Date: March 31, 2020